Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-117842), Registration Statement on Form S-8 (File No. 333-100630) and Registration Statements on Form S-4 (File No.’s 333-63052 and 333-117841) of First Industrial Realty Trust, Inc. and First Industrial, L.P. of our report dated June 24, 2005 relating to the financial statements of First Industrial, L.P. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2005